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                                                                   Exhibit 10(B)

[LOGO]

3300 Highway # 7, Suite 904, Concord, Ontario L4M 4K3


                                               Brian E. Levy
                                                President &
                                           Chief Executive Officer
                                            Direct: (905) 760-9708

February 15, 2000

Mr. James G. Gingerich
3300 Highway # 7
Suite 904
Concord, ON
L4K 4M3

Dear Jim:
                       Re: Amendment to Employment Letter

     This letter confirms the following amendments to the letter agreement between you and InterTAN, Inc. (the "Company") dated March 1, 1995 concerning your employment arrangements with the Company (the "Agreement"):

  1. The last sentence of the Agreement is hereby amended by deleting the phrase "State of Texas" and replacing it by the phrase "Province of Ontario" so that such sentence now reads: "This Agreement shall be governed by the laws of the Province of Ontario."

2. The Agreement is hereby amended by the deletion of the entire section titled "Change of Control" in the Agreement and is replaced by the following clause:

     "Change of Control
      -----------------
    In the event that you are either:
         (i)  involuntarily terminated; or
         (ii) there is a material reduction in the scope or level of your duties, responsibilities or the effective authority associated with your position within an eighteen (18) month period following a "change of control" (as such term is defined in the Company's Deferred Compensation Plan, as amended) of the Company, you shall be entitled to receive severance benefits in an amount equal to eighteen (18) months of your then current base salary and base bonus, payable in equal monthly installments over the eighteen (18) month period commencing on your employment termination date, and shall be entitled to the continuation of

Tel: (905) 760-9701                                         Fax: (905) 760-9722
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     Company paid health, dental and life insurance (then in effect, whether group or non-group) benefits for such 18 month period."

          All other terms of your Agreement remain in full force and effect and unamended. Nothing herein modifies or otherwise amends any of your rights and entitlements under any other of the Company's plans and programs in which you participate, including, without limiting the generality of the foregoing, the 1986 Stock Option Plan, the 1996 Stock Option Plan, the Deferred Compensation Plan, the Employee Stock Purchase Program and any grants of restricted stock.

            If the foregoing is acceptable, please sign and return a copy of this letter to the attention of the undersigned.


                                       Sincerely,
                                       InterTAN, Inc.

                                       /s/ Brian E. Levy

                                       By: Brian E. Levy
                                           President and Chief
                                           Executive Officer

Agreed to and Accepted
this 29th day of February, 2000.


/s/ James G. Gingerich
___________________________
James G. Gingerich

Tel: (905) 760-9701                                         Fax: (905) 760-9722